Exhibit 4.6

Execution version

Dated September 6, 2011

The persons whose names and

addresses are set out in Schedule 1 Part A

and

The corporations whose names and

addresses are set out in Schedule 1 Parts B, C and D

(Vendors)

and

YY Inc.

(Purchaser)

Share Exchange Agreement relating to

Duowan Entertainment Corp.

This Share Exchange Agreement is made on the 6th day of September, 2011

BETWEEN:

(1)	The persons whose names and addresses are set out in Schedule 1 Part A (the “Common Share Vendors”)

(2)	The corporations whose names and addresses are set out in Schedule 1 Parts B, C, D and E (the “Preferred Share Vendors”)

(the Common Share Vendors and the Preferred Share Vendors are together the “Vendors”); and

(3)	YY Inc., a company incorporated under the laws of Cayman Islands with its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Purchaser”).

RECITALS

(A)	The parties intend that a corporate reorganisation of a group of companies involving Duowan Entertainment Corp. will take place whereby the Company will become a wholly-owned subsidiary of the Purchaser.

(B)	Pursuant to the corporate reorganisation, the Vendors will sell to the Purchaser and the Purchaser will purchase from the Vendors the entire issued share capital of Duowan Entertainment Corp. subject to and upon the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1.	Interpretation

1.1	In this Agreement and the Schedules hereto the following words and expressions shall, where the context so admits, bear the following meanings:

“Agreement”	this Share Exchange Agreement;

“Business Day”	a day (not being a Saturday or Sunday) on which banks generally are open for business in the PRC;

“Common Consideration Shares”	543,339,914 common shares of US$0.00001 each in the share capital of the Purchaser to be issued and allotted in exchange for the Common Sale Shares;

“Common Sale Shares”	543,340,914 common shares of no par value in the Company constituting the entire number of issued common shares thereof;

“Companies Law”	The Companies Law (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

“Company”	Duowan Entertainment Corp., a company incorporated under the laws of the British Virgin Islands, further particulars of which are set out in Schedule 2;

“Completion”	completion of this Agreement as provided in Clause below;

“Completion Date”	the date of signing hereof or such later date as shall be agreed between the Parties;

“Consideration Shares”	the Common Consideration Shares and the Preferred Consideration Shares;

“Group”	the Company and the Subsidiaries;

“Parties”	the parties to this Agreement and “Party” means any of them;

“PRC”	The People’s Republic of China;

“Preferred Consideration Shares”	the Series A Preferred Consideration Shares, the Series B Preferred Consideration Shares, the Series C-1 Preferred Consideration Shares and the Series C-2 Preferred Consideration Shares;

“Preferred Sale Shares”	the Series A Preferred Sale Shares, the Series B Preferred Sale Shares, the Series C-1 Preferred Sale Shares and the Series C-2 Preferred Sale Shares;

“Sale Shares”	the Common Sale Shares and the Preferred Sale Shares;

“Series A Preferred Consideration Shares”	136,100,930 series A preferred shares of US$0.00001 each in the share capital of the Purchaser to be issued and allotted in exchange for the Series A Preferred Sale Shares;

“Series B Preferred Consideration Shares”	102,073,860 series B preferred shares of US$0.00001 each in the share capital of the Purchaser to be issued and allotted in exchange for the Series B Preferred Sale Shares;

“Series C-1 Preferred Consideration Shares”	16,249,870 series C-1 preferred shares of US$0.00001 each in the share capital of the Purchaser to be issued and allotted in exchange for the Series C-1 Preferred Sale Shares;

“Series C-2 Preferred Consideration Shares”	104,999,650 series C-2 preferred shares of US$0.00001 each in the share capital of the Purchaser to be issued and allotted in exchange for the Series C-2 Preferred Sale Shares;

“Series A Preferred Sale Shares”	136,100,930 convertible redeemable series A preferred shares of no par value in the Company constituting the entire number of issued series A preferred shares thereof;

“Series B Preferred Sale Shares”	102,073,860 convertible redeemable series B preferred shares of no par value in the Company constituting the entire number of issued series B preferred shares thereof;

“Series C-1 Preferred Sale Shares”	16,249,870 convertible redeemable series C-1 preferred shares of no par value in the Company constituting the entire number of issued series C-1 preferred shares thereof;

“Series C-2 Preferred Sale Shares”	104,999,650 convertible redeemable series C-2 preferred shares of no par value in the Company constituting the entire number of issued series C-2 preferred shares thereof;

“Subsidiaries”	Duowan Entertainment Information Technology (Beijing) Co., Ltd., a wholly foreign owned enterprise established in the PRC, Neotasks, Inc., a company incorporated in the Cayman Island, Neotasks Limited, a company incorporated in Hong Kong, and Zhuhai Duowan Technology Limited, a wholly foreign owned enterprise established in the PRC; and

“US$”	United States dollars, the lawful currency of the United States.

1.2	Words and expressions defined in the Companies Law shall (unless the context clearly does not so permit) bear the same meanings where used in this Agreement.

1.3	The ejusdem generis rule of construction shall not apply to this Agreement and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

1.4	Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.5	References in this Agreement to any agreed draft document or any document in agreed form are references to the document described in the form of the draft agreed between the parties and initialled by them for identification purposes.

1.6	References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended consolidated extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders regulations instruments or other subordinate legislation made from time to time under the statute concerned.

1.7	References to this Agreement shall include the Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.8	The Clause headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.9	The obligations of the Vendors shall, save where the context expressly requires to the contrary, be several.

2.	Agreement to sell and purchase

2.1	On and subject to the terms of this Agreement, each of the Vendors as beneficial owners shall sell those of the Sale Shares set against their respective names in column (2) of Schedule 1 Parts A, B, C, D and E and the Purchaser agrees to purchase the same in each case free from all liens, charges, encumbrances and other equities of any description and together with all rights and benefits now and hereafter attaching thereto, including (without limitation) all rights to dividends and other distributions hereafter paid declared or made in respect of the Sale Shares.

2.2	The Vendors hereby waive all right of first refusal, co-sale rights, drag-along rights, liquidation preference rights, redemption rights, conversion rights, pre-emption and similar or other rights over the Sale Shares or any of them or any proceeds deriving therefrom to which they or any other person may be entitled under the Fourth Amended and Restated the Memorandum of Association and Articles of Association of the Company, the third amended and restated investors’ rights agreement dated 21 January 2011, and the third amended and restated right of first refusal and co-sale agreement dated 21 January 2011 entered into between the Company and the Vendors or otherwise in relation to the sale and purchase of the same hereunder.

2.3	Nothing in this Agreement shall oblige the Purchaser to buy any of the Sale Shares or otherwise complete the transaction contemplated by this Agreement unless the sale and purchase of all of the Sale Shares are completed simultaneously.

3.	Consideration

The consideration payable by the Purchaser to the Vendors for the Sale Shares shall be satisfied or deemed to have been satisfied in full by the Purchaser allotting and issuing to each Vendor or any entity controlled by the respective Vendor as he, she or it may direct, the number of Consideration Shares as set against his, her or its respective name in Column (3) of Schedule 1 Parts A, B, C, D and E credited as fully paid free from all liens, charges, encumbrances or other adverse interests whatsoever.

4.	Completion

4.1	Unless otherwise agreed, Completion shall take place at the offices of the Company’s principal place of business on or before 5:00 p.m. on the Completion Date.

4.2	On Completion:

(a)	the Vendors shall deliver to the Purchaser:

(i)	duly executed transfers of the Sale Shares in favour of the Purchaser together with the share certificates therefor or an indemnity in a form reasonably required by the Purchaser in the case of any missing share certificates; and

(ii)	all the constitutive documents of each of the members of the Group, including (without limitation) the certificates of incorporation, certificates of incorporation on change of name (if any), memorandum and articles of association, the common seals and company chops, minute books, registers of members and registers of directors (both duly written up to date), share certificate books and all other constitutional documents, statutory records and documents of each member of the Group; and

(b)	the Vendors shall procure that a written resolution of all directors and shareholders of the Company be passed at which the following shall be approved:

(i)	the transfers of the Sale Shares;

(ii)	the entry of the name of the Purchaser into the register of members of the Company; and

(iii)	all such other business as the Purchaser shall reasonably require to vest in the Purchaser the beneficial ownership of the Sale Shares.

4.3	Subject to the conclusion of the matters referred to in Clause 4.2 above, the Purchaser shall within three Business Days from the Completion Date:

(i)	issue and allot the Consideration Shares, credited as fully paid to each of the Vendors or as he/it may direct in writing as set out in Clause 3 above; and

(ii)	deliver to the Vendors a copy of the register of members of the Purchaser evidencing the issue and allotment of the relevant number of the Consideration Shares to the Vendors or their named allottees respectively.

5.	Vendors Warranties

Each of the Vendors hereby represents warrants and undertakes to the Purchaser that:

(i)	he/it has full power and authority and has obtained all necessary consents waivers and licences to enter into and perform the obligations to be performed by each of them under or pursuant to this Agreement and any agreement to be entered into by each of them as herein mentioned; and

(ii)	each of the Vendors is the absolute beneficial owner of the number of Sale Shares (or otherwise has full power to sell and transfer to the Purchaser full legal and beneficial interest in the number of Sale Shares and beneficial ownership of the number of Sale Shares) set against their respective names in column (2) of Schedule 1 Part A, B, C, D or E as the case may be and each of the Sale Shares is and will at Completion be free from all charges liens encumbrances and equities whatsoever.

6.	Further Assurance

The Vendors hereby agree to do any such further acts documents and things as the Purchaser may reasonably require to vest in the Purchaser (or as it shall direct) the beneficial ownership of the Sale Shares free from all charges liens encumbrances and other adverse interests and to vest the benefit of this Agreement in the Purchaser.

7.	Survival of Agreement

This Agreement (and in particular the warranties representations covenants agreements and undertakings of the Vendors hereunder) shall, insofar as the terms hereof remain to be performed or are capable of subsisting, remain in full force and effect after and notwithstanding Completion.

8.	Successors and Assigns

This Agreement shall not be assignable by the Vendors (save as expressly permitted herein) but shall be binding upon and enure for the benefit of each Party’s successors in title.

9.	Announcements

Save in respect of statutory returns or matters required to be disclosed by law or other governmental or regulatory authorities or in connection with the proposed listing of the share capital of the Purchaser, none of the parties hereto shall make any press statement or other public announcement in connection with this Agreement without the prior written approval of the text of such statement or announcement by the Purchaser.

10.	Notices

Any notice required to be given hereunder shall be in writing and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

To the Common Share Vendors

Name	: LI Xueling
Address	: No. 2, Hai Yun Cang Hu Tong, Dongcheng District, Beijing, PRC
Fax	:

Name	: LEI Jun
Address	: Room 19E, A Zuo, Hua Ting Jia Yuan, No. 6 Bei Si Huan Zhong Road, Chao Yang District, Beijing,
PRC
Fax	:

Name	: Morningside Technology Investments Limited
Address	: c/o 22nd Floor, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong
Fax	:

Name	: ZHAO Bin
Address	: 601-3-161, Tianfu Road, Tianhe District, Guangzhou City, Guangdong Province, PRC
Fax	:

Name	: CAO Jin
Address	: 0607 Fang, No. 203, Zhongshan Avenue West, Guangzhou City, Guangdong Province, PRC
Fax	:

Name	: Tiger Global Six YY Holdings
Address	: Tiger Global Mauritius Office, TwentySeven, Cybercity, Ebene, Mauritius
Fax	:

To the Preferred Share Vendors

Name	: FAVOR STAR LIMITED
Address	: c/o 22nd Floor, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong
Fax	:

Name	: Morningside China TMT Fund I, L.P.
Address	: Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman, KY1-1108, Cayman Islands
Fax	:

Name	: Steamboat Ventures Asia, L.P.
Address	: c/o Walkers SPV Limited, P.O. Box 908GT, Mary Street George Town, Grand Cayman, Cayman Islands
Fax	:

Name	: GRANITE GLOBAL VENTURES III L.P.
Address	: 2494 Sand Hill Road, Suite 100, Menlo Park, CA94025, USA
Fax	:

Name	: GGV III ENTREPRENEURS FUND L.P.
Address	: 2494 Sand Hill Road, Suite 100, Menlo Park, CA94025, USA
Fax	:

To the Purchaser

Name	: YY Inc.
Address	:
Fax	:

11.	General

11.1	The obligations and liabilities of any Party hereto shall not be prejudiced released or affected by any time or forbearance or indulgence release or compromise given or granted by any person to whom such obligations and liabilities are owed or by any other person to such Party or any other Party so obliged or liable nor by any other matter or circumstance which (but for this provision) would operate to prejudice release or affect any such obligations except an express written release by all the parties to whom the relevant obligations and liabilities are owed or due.

11.2	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

11.3	This Agreement represents the entire agreement between the Parties and it may only be varied by written document signed by all the Parties.

11.4	Except where expressly provided to the contrary, the rights and remedies reserved to the Parties or any of them under any provision of this Agreement or in any document to be executed pursuant hereto shall be in addition and without prejudice to any other rights or remedies available to such Parties whether under this Agreement or any such document by statute common law or otherwise.

11.5	This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties hereby irrevocably undertake to submit themselves to the non-exclusive jurisdiction of the courts of the Cayman Islands.

IN WITNESS whereof this Agreement has been duly executed by each of the Parties the day and year first before written.

The Common Share Vendors

SIGNED by LI Xueling	)

SIGNED by LEI Jun	)

SIGNED by	)
for and on behalf of	)
Morningside Technology Investments	)
Limited	)

SIGNED by ZHAO Bin	)

SIGNED by CAO Jin	)

themselves to the non-exclusive jurisdiction of the courts of the Cayman Islands.

IN WITNESS whereof this Agreement has been duly executed by each of the Parties the day and year first before written.

The Common Share Vendors

SIGNED by LI Xueling	)

SIGNED by LEI Jun	)

SIGNED by	)
for and on behalf of	)
Morningside Technology Investments	)
Limited	)

SIGNED by ZHAO Bin	)

SIGNED by CAO Jin	)

themselves to the non-exclusive jurisdiction of the courts of the Cayman Islands.

IN WITNESS whereof this Agreement has been duly executed by each of the Parties the day and year first before written.

The Common Share Vendors

SIGNED by LI Xueling	)

SIGNED by LEI Jun	)

SIGNED by	)
for and on behalf of	)
Morningside Technology Investments	)
Limited	)

Authorized Signatures

SIGNED by ZHAO Bin	)

SIGNED by CAO Jin	)

SIGNED by	)
for and on behalf of	)
Tiger Global Six YY Holdings	)

The Preference Share Vendors

SIGNED by	)
for and on behalf of	)
FAVOR STAR LIMITED	)

SIGNED by	)
for and on behalf of	)
Morningside China TMT Fund I, L.P.	)

SIGNED by	)
for and on behalf of	)
Steamboat Ventures Asia, L.P.	)

SIGNED by	)
for and on behalf of	)
GRANITE GLOBAL VENTURES III L.P.	)

SIGNED by	)
for and on behalf of	)
GGV III ENTREPRENEURS FUND L.P.	)

	SIGNED by	)
	for and on behalf of	)
	Tiger Global Six YY Holdings	)

The Preferred Share Vendors

	SIGNED by	)
	for and on behalf of	)
	FAVOR STAR LIMITED	)

Authorized Signatures

	SIGNED for and on behalf of	)
	Morningside China TMT Fund I, L.P., a	)
	Cayman Islands exempted limited	)
	partnership,	)
By:	Morningside China TMT GP, L.P., a	)
	Cayman Islands exempted limited	)
	partnership, its general partner,	)
By:	TMT General Partner Ltd., a Cayman	)
	Islands limited company, its general	)
	partner	)
)

	SIGNED by	)
	for and on behalf of	)
	Steamboat Ventures Asia, L.P.	)

	SIGNED by	)
	for and on behalf of	)
	GRANITE GLOBAL VENTURES III L.P.	)

	SIGNED by	)
	for and on behalf of	)
	Tiger Global Six YY Holdings	)

The Preferred Share Vendors

	SIGNED by	)
	for and on behalf of	)
	FAVOR STAR LIMITED	)

	SIGNED by for and on behalf of	)
	Momingside China TMT Fund I, L.P., a	)
	Cayman Islands exempted limited	)
	partnership,	)
By:	Morningside China TMT GP, L.P., a	)
	Cayman Islands exempted limited	)
	partnership, its general partner,	)
By:	TMT General Partner Ltd., a Cayman	)
	Islands limited company, its general	)
	partner	)
)

	SIGNED by	)
	for and on behalf of	)
	Steamboat Ventures Asia, L.P.	)

	SIGNED by	)
	for and on behalf of	)
	GRANITE GLOBAL VENTURES III L.P.	)

SIGNED by	)
for and on behalf of	)
Tiger Global Six YY Holdings	)

The Preference Share Vendors

SIGNED by	)
for and on behalf of	)
FAVOR STAR LIMITED	)

SIGNED by	)
for and on behalf of	)
Morningside China TMT Fund I, L.P.	)

SIGNED by Daniel L. Beldy,	)
Authorized Signatory	)
for and on behalf of	)
Steamboat Ventures Asia, L.P.

SIGNED by	)
for and on behalf of	)
GRANITE GLOBAL VENTURES III L.P.	)

SIGNED by	)
for and on behalf of	)
GGV III ENTREPRENEURS FUND L.P.	)

SIGNED by	)
for and on behalf of	)
Tiger Global Six YY Holdings	)

The Preference Share Vendors

SIGNED by	)
for and on behalf of	)
FAVOR STAR LIMITED	)

SIGNED by	)
for and on behalf of	)
Morningside China TMT Fund I, L.P.	)

SIGNED by	)
for and on behalf of	)
Steamboat Ventures Asia, L.P.	)

SIGNED by	)	Hany Nada, Managing Director
for and on behalf of	)
GRANITE GLOBAL VENTURES III L.P.	)
By Granite Global Ventures III L.L.C.
Its General Partner

SIGNED by	)	Hany Nada, Managing Director
for and on behalf of	)
GGV III ENTREPRENEURS FUND L.P.	)
By Granite Global Ventures III L.L.C.
Its General Partner

The Purchaser

SIGNED by	)
for and on behalf of	)
YY Inc.	)

SCHEDULE 1

Part A

COMMON SHARE VENDORS

Names and addresses of Common Share Vendors	No. of Common Sale Shares	No. of Common Consideration Shares

1. LI Xueling No. 2, Hai Yun Cang Hu Tong Dongcheng District, Beijing PRC	215,241,483	215,240,483

2. LEI Jun Room 19E, A Zuo Hua Ting Jia Yuan No. 6 Bei Si Huan Zhong Road Chao Yang District, Beijing, PRC	215,241,483	215,241,483

3. Morningside Technology Investments Limited Pasea Estate, Road Town Tortola British Virgin Islands	10,450,230	10,450,230 (to be allotted to FAVOR STAR LIMITED as hereby instructed by Morningside Technology Investments Limited)

4. ZHAO Bin 601-3-161, Tianfu Road Tianhe District, Guangzhou City Guangdong Province PRC	17,768,380	17,768,380

5. CAO Jin 0607 Fang No. 203, Zhongshan Avenue West Guangzhou City Guangdong Province, PRC	7,928,690	7,928,690

6. Tiger Global Six YY Holdings Tiger Global Mauritius Office TwentySeven, Cybercity Ebene, Mauritius	76,710,648	76,710,648

Total	543,340,914	543,339,914

Part B

SERIES A PREFERRED SHARE VENDORS

Names and addresses of Series A Preferred Share Vendors	No. of Series A Preferred Sale Shares	No. of Series A Preferred Consideration Shares

1. FAVOR STAR LIMITED P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	54,488,000	54,488,000

2. Morningside China TMT Fund I, L.P. Clifton House, 75 Fort Street, P.O. Box 1350 Grand Cayman, KY1-1108, Cayman Islands	81,612,930	81,612,930

Total	136,100,930	136,100,930

Part C

SERIES B PREFERRED SHARE VENDORS

Names and addresses of Series B Preferred Share Vendors	No. of Series B Preferred Sale Shares	No. of Series B Preferred Consideration Shares

1. Steamboat Ventures Asia, L.P. c/o Walkers SPV Limited P.O. Box 908GT Mary Street George Town Grand Cayman Cayman Islands	81,658,990	81,658,990

2. Morningside China TMT Fund I, L.P. Clifton House, 75 Fort House P.O. Box 1350 Grand Cayman, KY1-1108 Cayman Islands	20,414,870	20,414,870

Total	102,073,860	102,073,860

Part D

SERIES C-1 PREFERRED SHARE VENDORS

Names and addresses of Series C-1 Preferred Share Vendors	No. of Series C-1 Preferred Sale Shares	No. of Series C-1 Preferred Consideration Shares

1. GRANITE GLOBAL VENTURES III L.P. 2494 Sand Hill Road Suite 100 Menlo Park, CA94025 USA	10,659,950	10,659,950

2. GGV III ENTREPRENEURS FUND L.P. 2494 Sand Hill Road Suite 100 Menlo Park, CA94025 USA	173,460	173,460

3. Steamboat Ventures Asia, L.P. c/o Walkers SPV Limited P.O. Box 908GT Mary Street George Town Grand Cayman Cayman Islands	3,869,040	3,869,040

4. Morningside China TMT Fund I, L.P. Clifton House, 75 Fort House P.O. Box 1350 Grand Cayman, KY1-1108 Cayman Islands	1,547,420	1,547,420

Total	16,249,870	16,249,870

Part E

SERIES C-2 PREFERRED SHARE VENDORS

Names and addresses of Series C-2 Preferred Share Vendors	No. of Series C-2 Preferred Sale Shares	No. of Series C-2 Preferred Consideration Shares

1. GRANITE GLOBAL VENTURES III L.P. 2494 Sand Hill Road Suite 100 Menlo Park, CA94025 USA	68,879,790	68,879,790

2. GGV III ENTREPRENEURS FUND L.P. 2494 Sand Hill Road Suite 100 Menlo Park, CA94025 USA	1,120,140	1,120,140

3. Steamboat Ventures Asia, L.P. c/o Walkers SPV Limited P.O. Box 908GT Mary Street George Town Grand Cayman Cayman Islands	24,999,800	24,999,800

4. Morningside China TMT Fund I, L.P. Clifton House, 75 Fort House P.O. Box 1350 Grand Cayman, KY1-1108 Cayman Islands	9,999,920	9,999,920

Total	104,999,650	104,999,650

SCHEDULE 2

DUOWAN ENTERTAINMENT CORP.

Incorporation date	:	6 November 2007

Place of Incorporation	:	British Virgin Islands

Maximum number of authorised shares	:	A maximum of 1,382,209,535 shares, comprising of (i) 1,022,785,225 no par value Common Shares, (ii) 136,100,930 no par value convertible redeemable Series A Preferred Shares, (iii) 102,073,860 no par value convertible redeemable Series B Preferred Shares, (iv) 16,249,870 no par value convertible redeemable Series C-1 Preferred Shares, and (v) 104,999,650 no par value convertible redeemable Series C-2 Preferred Shares.

Number of issued shares	:	902,765,224 shares, comprising of (i) 543,340,914 no par value Common Shares, (ii) 136,100,930 no par value convertible redeemable Series A Preferred Shares, (iii) 102,073,860 no par value convertible redeemable Series B Preferred Shares, (iv) 16,249,870 no par value convertible redeemable Series C-1 Preferred Shares, and (v) 104,999,650 no par value convertible redeemable Series C-2 Preferred Shares.

Shareholders	:	As set out in Schedule 1

Directors	:	LI Xueling
LEI Jun
LIU Qin
HARTIGAN Alexander Barrett
LEE Hong Wei, Jenny
ZHAO Bin
Yasin, Nazar Abdenabi